EXHIBIT 5

                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                                                   1650 Arch Street
                                                   22nd Floor
                                                   Philadelphia, PA  19103-2097
                                                   T: 215 977-2000
                                                   F: 215 977-2334
                                                   www.wolfblock.com

April 9, 2001


Quaker Chemical Corporation
Elm and Lee Streets
Conshohocken, Pennsylvania  19428

Re:     Quaker Chemical Corporation
        Registration Statement on Form S-8 relating to the
        Quaker Chemical Corporation 2001 Global Annual Incentive Plan
        -------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 500,000 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), issuable under the Quaker Chemical Corporation 2001 Global Annual Incentive Plan (the "Plan"). In so acting, we have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

The 500,000 shares to which the Registration Statement relates may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update such opinion.

Based on the foregoing, it is our opinion that such of the 500,000 shares of Common Stock covered by the Registration Statement as are issued by the Company to participants under the Plan, when issued in accordance with the terms of the Plan and when any performance goals or other conditions imposed pursuant to the Plan with respect to such shares are satisfied, will be validly issued, fully paid and nonassessable shares of Common Stock.

The opinion set forth above is limited to Pennsylvania law.



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We hereby consent to the filing of this opinion as Exhibit 5 to the Registration
Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP



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